UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 12, 2021
Date of Report (Date of earliest event reported)
EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number
2015 W. Chestnut Street, Alhambra, California, 91803
Address of principal executive offices, including zip code
(626) 293-3400
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC	(Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.

EMCORE Corporation (“we”, “us” or the “Company”) previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2020 (the “May 2020 Form 8-K”), that, on May 3, 2020, we entered into a Paycheck Protection Program Promissory Note and Agreement (the “Agreement”) evidencing an unsecured $6,488,157 loan under the Paycheck Protection Program (the “PPP Loan”) made through Wells Fargo Bank, N.A., a national banking association and the Company’s existing lender (the “Lender”). The Paycheck Protection Program (or “PPP”) was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration.

Under the terms of the CARES Act, PPP loan recipients can apply for, and the SBA can grant forgiveness of, all or a portion of loans made under the PPP if the recipients use the PPP loan proceeds for eligible purposes, including payroll costs, mortgage interest, rent or utility costs and meet other requirements regarding, among other things, the maintenance of employment and compensation levels. We used the PPP Loan proceeds for qualifying expenses and applied for forgiveness of the PPP Loan in accordance with the terms of the CARES Act.

On July 12, 2021, we received a notification from the Lender that the SBA approved our PPP Loan forgiveness application for the entire PPP Loan balance of $6,488,157, including all accrued interest thereon, and that the remaining PPP Loan balance is zero. The forgiveness of the PPP Loan will be recognized during the Company’s fiscal quarter ended June 30, 2021.

The disclosure in Item 1.01 of the May 2020 Form 8-K is incorporated into this Item 1.02 by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
Dated: July 16, 2021	Title:	Chief Financial Officer